FOR IMMEDIATE RELEASE

Highpower International, Inc. Reports Fourth Quarter and Full Year 2011 Financial Results

New York, USA & Shenzhen, China – March 26, 2012 – Highpower International, Inc. (NasdaqGM: HPJ), a developer, manufacturer and marketer of nickel-metal hydride (Ni-MH) and lithium rechargeable batteries and battery solutions, today announced financial results for the fourth quarter and year-ended December 31, 2011.

Fiscal Year 2011 Highlights

•	Net sales of $110.6 million for fiscal year 2011, an increase of 6% over fiscal year 2010 sales of $104.2 million
•	Continued strong grow in Lithium segment—lithium net sales up 33% in fiscal year 2011 over fiscal year 2010; total lithium battery pieces sold increased 11%; and a 35% increase in volume per ampere hour
•	Key investments made during 2011 in R&D and sales and marketing to position Highpower for shift to higher margin energy storage systems and transportation market opportunities
•	Appointed new independent auditor—Marcum Bernstein & Pinchuk (MarcumBP)

Management Commentary

“We continued to execute on our strategy to expand our business into new market segments,” said Mr. George Pan, Chairman and Chief Executive Officer of Highpower International. “Our lithium battery segment posted solid growth in 2011 as market demand shifted towards higher-performance and cleaner batteries. We also focused on strategic investments in R&D to further our position in this attractive market segment. However, our Ni-MH business faced a tough operating environment in 2011 due to weaker global demand, volatile commodity prices, and increased labor costs in China.”

“In 2012, our emphasis will be on higher margin and growing business segments such as energy storage systems and transportation, including e-bikes and scooters for the Asian and European end-markets. In our Materials segment, we plan to shift to a more profitable, full-scale battery and electronic waste recycling business. Overall, we have made the right investments for our future growth and we should begin to see the positive results from these efforts in our sales and profitability in 2012,” concluded Mr. Pan.

Mr. Henry Sun, Chief Financial Officer of Highpower International, added, “We believe we are well positioned to deliver improved results in 2012 because of our diversified geographic and end market mix. While we expect that our Ni-MH business will improve slightly from its lower levels in 2011, we expect to continue to see strong growth from our lithium business. Across all of our products, we will opportunistically look to raise prices where we can and we will continue our drive towards selling higher-value and therefore higher margin products.”

Fourth Quarter 2011 Financial Results

Net sales for the fourth quarter ended December 31, 2011 totaled $26.4 million, a year-over-year decrease of 5% compared with $27.7 million for the fourth quarter ended December 31, 2010. The decrease in sales for the fourth quarter was primarily due to a decrease in the number of Ni-MH battery units sold and a decline in revenues in the Materials segment as this business shifts to a full recycling platform.

Fourth quarter 2011 gross profit decreased to $5.3 million, as compared with $6.2 million for the fourth quarter of 2010. Gross profit margin was 20.0% for the fourth quarter 2011, as compared with 22.4% for the fourth quarter of 2010. The year-over-year decrease in gross profit margin for the fourth quarter of 2011 was primarily due to higher battery production costs, particularly raw materials, labor and unabsorbed overhead as a result of lower Ni-MH volumes.

R&D spending was $0.9 million for the fourth quarter of 2011, as compared with $0.4 million for the comparable period in 2010, reflecting our increased investments in new product research.

Selling and distribution costs were $0.8 million for the fourth quarter of 2011, as compared with $1.0 million for the comparable period in 2010.

General and administrative expenses, including non-cash stock-based compensation, were $3.3 million for the fourth quarter of 2011, as compared to $2.8 million for the fourth quarter of 2010.

Income from operations for the fourth quarter of 2011 was $96,000, as compared with income from operations of $1.6 million for the fourth quarter of 2010. Included in these results were non-cash stock-based compensation expenses of $39,000 and $17,000, respectively.

Net loss for the fourth quarter of 2011 was $1.6 million, or ($0.12) per diluted share, based on 13.6 million weighted average shares outstanding. This compares with fourth quarter 2010 net income of $1.4 million, or $0.10 per diluted share, based on 13.6 million weighted average shares outstanding. Included in the fourth quarter 2011 results was a $1.5 million litigation settlement expense for a fire incident that occurred in 2006 and $39,000 of non-cash stock-based compensation.

Full Year 2011 Financial Results

Net sales for the year ended December 31, 2011 totaled $110.6 million, a year-over-year increase of 6% compared with $104.2 million for the year ended December 31, 2010. The year-over-year increase was primarily due to a 33% increase in overall lithium revenue, driven by a 35% increase in volume of lithium batteries per ampere hour, which helped off-set a 10% decline in volume in the Ni-MH battery segment. In addition, our Materials revenue increased to $17.4 million in 2011 from $12.6 million in 2010.

Gross profit for 2011 decreased to $17.7 million, as compared with $21.6 million for 2010. Gross profit margin was 16.1% for 2011, as compared with 20.7% for 2010. The lower gross profit margins in 2011 were primarily the result of a 24% decrease in margins in our Ni-MH segment due to higher battery production costs, particularly raw materials, labor and unabsorbed overhead as a result of the lower volumes. In addition, our materials business generates lower gross margins than what we achieve from our battery sales and therefore contributed to the lower overall gross profit margin.

R&D spending was $3.2 million for 2011, as compared with $1.8 million for 2010, reflecting our increased investments in new product research. Selling and distribution costs were $4.5 million for 2011, as compared with $4.0 million for 2010, reflecting increased investment in sales and marketing.

General and administrative expenses, including stock-based compensation, were $9.7 million for 2011, as compared to $7.9 million for 2010. The $1.8 million overall increase was primarily due to increased spending on senior and mid-level management staffing, higher stock based compensation expenses, and higher professional expenses in order to support our expanding operations.

Loss from operations for 2011 was $0.7 million, as compared with income from operations of $7.1 million for 2010. Included in these results were non-cash stock-based compensation expenses of $0.7 million and $0.1 million, respectively.

Net loss for the year-ended December 31, 2011 was $2.5 million, or ($0.18) per diluted share, based on 13.6 million weighted average shares outstanding. This compares with 2010 net income of $6.0 million, or $0.44 per diluted share, based on 13.6 million weighted average shares outstanding. Included in the 2011 results was a $1.5 million litigation settlement expense for a fire incident which occurred in 2006 and $0.7 million of non-cash stock-based compensation.

For the full year 2010, the Company has adjusted its consolidated financial statements to adjust certain accounting treatments. These adjustments resulted in a reduction of revenues of $0.7 million, a reduction in income from operations of $0.2 million, and a reduction in net income of $0.1 million.  A detailed explanation of these accounting adjustments will be contained in our Annual Report on Form 10-K to be filed with the Securities and Exchange Commission (”SEC”).

Balance Sheet

At December 31, 2011, Highpower International had cash, cash equivalents and restricted cash totaling $17.9 million, total assets of $88.6 million, and stockholders’ equity of $28.7 million. Bank credit facilities totaled $56.5 million at December 31, 2011, of which $22.6 million was utilized and $33.9 million was available as unused credit.

Outlook

Based on our current expectations for global demand for the rechargeable battery market in 2012 and our continued shift toward higher-value energy storage systems and transportation products, we expect revenues to grow between 15% to 25% over 2011 revenue levels.

Conference Call and Webcast

The Company will host a conference call today at 7:00 a.m. Pacific time/10:00 a.m. Eastern time to discuss these results and answer questions.

Individuals interested in participating in the conference call may do so by dialing 800-762-8779 from the U.S. or 480-629-9645 from outside the U.S. and referencing the reservation code 4526511. Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company's Web site.

About Highpower International, Inc.

Highpower International was founded in 2001 and produces rechargeable batteries using Ni-MH and lithium technologies. With over 2,600 employees and prominent international customers, Highpower is committed to expanding its market through continuous research and development as well as increased vertical integration efforts. As a company, Highpower International is committed to clean technology, not only in the products it makes, but also in the processes used to make them. The majority of Highpower International's products are distributed worldwide to markets in the United States, Europe, China and Southeast Asia.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 that are not historical facts. These statements  can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and the Company's future performance, operations and products. Such statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results to differ materially from the results expressed or implied by such statements. For a discussion of these and other risks and uncertainties see "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's public filings with the SEC.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this press release.

Financial Profiles, Inc.

Tricia Ross

+1-916-939-7285

HPJ@finprofiles.com

– financial tables to follow –

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Stated in US Dollars)

	Three months ended December 31
	2011	2010

Net sales	26,403,946	27,703,657
Cost of sales	(21,128,021)	(21,499,640)

Gross profit	5,275,925	6,204,017
Research and development costs	(937,273)	(443,452)
Selling and distribution costs	(797,245)	(1,050,698)
General and administrative costs, including stock-based compensation	(3,333,259)	(2,758,812)
Loss on exchange rate difference	(194,318)	(304,171)
Loss on derivative instruments	82,557	(5,136)
Loss in equity of an associate		(32,611)
	(5,179,538)	(4,594,880)
(Loss) income from operations	96,387	1,609,137
Other income	294,789	110,821
Litigation expenses	(1,500,000)	-
Interest expenses	(145,503)	(116,887)

(Loss) income before taxes	(1,254,327)	1,603,071
Income taxes expense	(394,461)	(228,565)

Net (loss) income for the year	(1,648,788)	1,374,506

Other comprehensive income
Foreign currency translation gain	751,829	573,054
Comprehensive (loss) income	(896,959)	1,947,560

(Loss) earnings per share of common stock
- Basic	(0.12)	(0.10)
- Diluted	(0.12)	(0.10)

Weighted average common shares outstanding
- Basic	13,582,106	13,582,106
- Diluted	13,582,106	13,930,096

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Stated in US Dollars)

	For the year ended December 31,
	2011	2010

Net sales	110,600,477	104,152,816
Cost of sales	(92,852,899)	(82,583,007)

Gross profit	17,747,578	21,569,809
Research and development costs	(3,239,436)	(1,781,813)
Selling and distribution costs	(4,451,548)	(4,046,012)
General and administrative costs, including stock-based compensation	(9,739,554)	(7,853,623)
Loss on exchange rate difference	(851,899)	(785,576)
Loss on derivative instruments	(54,229)	(11,984)
Loss in equity of an associate	(108,346)	(39,391)
	(18,445,012)	(14,518,399)
(Loss) income from operations	(697,434)	7,051,410
Other income Litigation expenses	752,875 (1,500,000)	393,521-
Interest expenses	(545,884)	(281,854)

(Loss) income before taxes	(1,990,443)	7,163,077
Income taxes expense	(463,556)	(1,208,933)

Net (loss) income for the year	(2,453,999)	5,954,144

Other comprehensive income
Foreign currency translation gain	1,972,214	518,549
Comprehensive (loss) income	(481,785)	6,472,693

(Loss) earnings per share of common stock
- Basic	(0.18)	0.44
- Diluted	(0.18)	0.44

Weighted average common shares outstanding
- Basic	13,582,106	13,582,106
- Diluted	13,613,544	13,638,476

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Stated in US Dollars)

	December 31,	December 31,
	2011	2010
ASSETS
Current Assets:
Cash and cash equivalents	5,175,623	8,490,629
Restricted cash	12,708,999	6,044,960
Accounts receivable, net	21,129,418	19,949,243
Notes receivable	515,107	256,574
Prepayments	4,251,723	2,115,142
Other receivables	1,041,614	793,405
Inventories	13,512,942	13,944,352

Total Current Assets	58,335,426	51,594,305

Property, plant and equipment, net	25,462,656	13,837,581
Land use right, net	3,132,965	3,022,293
Intangible asset, net	750,000	800,000
Investment in an associate	-	103,123
Investment securities	-	53,904
Deferred tax assets	857,209	785,226
Foreign currency derivatives assets	15,653	-

TOTAL ASSETS	88,553,909	70,196,432

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities:
Foreign currency derivatives liabilities	-	77,699
Accounts payable	22,153,822	12,889,297
Notes payable	17,909,843	9,896,169
Letter of credit	2,880,000	1,341,924
Other payables and accrued liabilities	6,941,063	4,983,269
Income taxes payable	411,536	1,164,007
Bank borrowings	9,545,383	11,300,939

Total Current Liabilities	59,841,647	41,653,304

HIGHPOWER INTERNATIONAL, INC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (CONTINUED)

(Stated in US Dollars)

	December 31,	December 31,
	2011	2010
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock
(Par value: $0.0001, authorized: 10,000,000 shares, Issued and outstanding: none)	-	-

Common stock
(Par value : $0.0001, authorized: 100,000,000 shares, 13,582,106 shares issued and outstanding at December 31, 2011 and 2010)	1,358	1,358
Additional paid-in capital	5,831,237	5,180,318
Statutory and other reserves	2,726,390	2,596,155
Retained earnings	15,638,656	18,222,890
Accumulated other comprehensive income	4,514,621	2,542,407

TOTAL STOCKHOLDERS’ EQUITY	28,712,262	28,543,128

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	88,553,909	70,196,432

Highpower International, Inc.

HIGHPOWER INTERNATIONAL, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in US Dollars)

	For the year ended December 31,
	2011	2010
Cash flows from operating activities
Net (loss) income	(2,453,999)	5,954,144
Adjustments to reconcile net income to net cash provided by operating activities :
Depreciation and amortization	1,848,824	1,505,317
Allowance for doubtful accounts	387,734	19,103
Allowance for inventory obsolescence	523,921	303,445
Loss on disposal of property, plant and equipment	24,279	87,741
Loss on exchange rate difference	851,899	785,576
Equity loss in an associate	108,346	-
Loss on derivative instruments	54,229	11,984
Deferred income tax	(27,532)	(59,531)
Share based payment	650,919	114,891
Changes in operating assets and liabilities :
Accounts receivable	(672,361)	(5,052,739)
Notes receivable	(241,465)	340,221
Prepayments	(1,936,925)	(401,639)
Other receivables	(225,015)	(140,173)
Inventories	856,753	(3,614,231)
Accounts payable	3,107,868	2,150,583
Other payables and accrued liabilities	1,630,890	1,419,961
Income taxes payable	(793,633)	287,268
Net cash flows provided by operating activities	3,694,732	3,711,921

Cash flows from investing activities
Acquisition of property, plant and equipment	(7,674,215)	(5,201,977)
Investment in associate	-	(103,123)
Net cash flows used in investing activities	(7,674,215)	(5,305,100)

Cash flows from financing activities
Proceeds from bank borrowings	13,936,095	11,703,718
Repayment of bank borrowings	(16,186,300)	(4,691,110)
Proceeds from notes payable	36,655,387	21,556,479
Repayment of notes payable	(29,407,905)	(18,715,372)
Proceeds from letter credit	11,403,244	8,129,007
Repayment of letter credit	(9,916,133)	(9,585,337)
Increase in restricted cash	(6,279,671)	(566,542)
Net cash flows provided by financing activities	204,717	7,830,843
Effect of foreign currency translation on cash and cash equivalents	459,760	(714,621)
Net (decrease) increase in cash and cash equivalents	(3,315,006)	5,523,043
Cash and cash equivalents - beginning of year	8,490,629	2,967,586
Cash and cash equivalents - end of year	5,175,623	8,490,629

Supplemental disclosures for cash flow information :
Cash paid for :
Income taxes	1,303,348	1,036,479
Interest expenses	788,815	406,534

Non-cash transactions
Accounts payable for construction in progress	5,319,488	-